Exhibit 99.1

LENSAR® Provides Update on Pending Acquisition by Alcon

ORLANDO, Fla. (February 25, 2026) - LENSAR, Inc. (Nasdaq: LNSR) (“LENSAR” or the “Company”), a global medical technology company focused on advanced robotic laser solutions for the treatment of cataracts, today provided an update on the status of its pending acquisition by Alcon Research, LLC (“Alcon”).

The Company and Alcon continue to cooperate with the U.S. Federal Trade Commission (the “FTC”) staff in a connection with its Request for Additional Information and Documentary Material (the “Second Request”) and related review of the proposed acquisition of the Company by Alcon (the “Alcon Transaction”). In light of this continued review process, the Company currently expects to close the transaction in the first half of 2026, subject to satisfaction of the applicable closing conditions, including receipt of regulatory approval from the FTC.

About LENSAR

LENSAR is a commercial-stage medical device company focused on designing, developing, and marketing advanced systems for the treatment of cataracts and the management of astigmatism as an integral aspect of the procedure. LENSAR has developed its ALLY Robotic Cataract Laser System™ as a compact, highly ergonomic system utilizing an extremely fast dual-modality laser and integrating AI into proprietary imaging and software. ALLY is designed to transform premium cataract surgery by utilizing LENSAR’s advanced robotic technologies with the ability to perform the entire procedure in a sterile operating room or in-office surgical suite, delivering operational efficiencies and reduced overhead. ALLY includes LENSAR’s proprietary Streamline® software technology, designed to guide surgeons to achieve better outcomes.

Forward-looking Statements

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. All statements contained in this press release that do not relate to matters of historical fact should be considered forward-looking statements, including, without limitation, statements regarding the Alcon Transaction, regulatory review of the Alcon Transaction and the expected timing of the closing of the Alcon Transaction. In some cases, you can identify forward-looking statements by terms such as “aim,” “anticipate,” “approach,” “believe,” “contemplate,” “could,” “estimate,” “expect,” “goal,” “intend,” “look,” “may,” “mission,” “plan,” “possible,” “potential,” “predict,” “project,” “pursue,” “should,” “target,” “will,” “would,” or the negative thereof and similar words and expressions.

Forward-looking statements are based on management’s current expectations, beliefs and assumptions and on information currently available to us. Such statements are subject to a number of known and unknown risks, uncertainties and assumptions, and actual results may differ materially from those expressed or implied in the forward-looking statements due to various important factors, including, but not limited to: (i) the Alcon Transaction may not be completed in a timely manner or at all, including the risk that any required regulatory approvals are not obtained, are delayed or are subject to unanticipated conditions that could adversely affect the Company; (ii) the possibility that any or all of the various conditions to the consummation of the Alcon Transaction may not be satisfied or waived; (iii) the occurrence of any event, change or other circumstance that could give rise to the termination of the merger agreement related to the Alcon Transaction, including in circumstances which would require the Company to pay a termination fee or other expenses; (iv) the effect of the announcement or pendency of the merger on the Company’s ability to retain and hire key personnel, (v) the incurrence of transaction costs or adverse effects on its operating results and business generally; (vi) adverse consequences of legal proceedings instituted against the Company following the announcement of the Alcon Transaction; and (vii) the Company’s stock price may decline significantly if the Alcon Transaction is not consummated. In addition, a number of other important factors could cause the Company’s actual future results and other future circumstances to differ materially from those expressed in any forward-looking statements, including but not limited to the other important factors that are disclosed under the heading “Risk Factors” contained in the Company’s Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2025 filed with the Securities and Exchange Commission (“SEC”), as such factors may be updated from time to time in its other filings with the SEC, including the Company’s Annual Report on Form 10-K for the year ended December 31, 2025, to be filed with the SEC, each accessible on the SEC’s website at www.sec.gov and the Investor Relations section of the Company’s website at https://ir.lensar.com.

All forward-looking statements are expressly qualified in their entirety by such factors. Except as required by law, the Company undertakes no obligation to publicly update or review any forward-looking statement, whether because of new information, future developments or otherwise. These forward-looking statements should not be relied upon as representing the Company’s views as of any date subsequent to the date of this press release.

Contacts:	Lee Roth
Thomas R. Staab, II, CFO	Burns McClellan for LENSAR
ir.contact@lensar.com	lroth@burnsmc.com